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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form
S-3 No.         ) of Primus Telecommunications Group, Incorporated of the
reference to our firm under the caption "Experts" and to our reports dated February 27, 1998, with respect to the consolidated financial statements and schedule of TresCom International, Inc. included in Pre-effective Amendment
No. 2 to the Registration Statement (Form S-3 No. 333-86839) and related Prospectus of Primus Telecommunications Group, Incorporated.

Ernst & Young LLP

Atlanta, Georgia
October 12, 1999